Exhibit 10.1

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AGREEMENT

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is entered into and effective as of July 28, 2006, by and among Angelica Corporation, a Missouri corporation (“Borrower”), LaSalle Bank National Association (“LaSalle”), as Administrative Agent (“Administrative Agent”), and LaSalle and the other lenders listed on the signature page hereto (the “Lenders”).

Recitals:

A.
Borrower, Administrative Agent and Lenders are party to that Second Amended and Restated Loan Agreement dated as of November 30, 2005, as amended from time to time (as amended, the “Original Loan Agreement”).

B.	Administrative Agent, the Required Lenders and Borrower have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Administrative Agent and the Required Lenders hereby agree as follows:

1. Definitions.  All references to the “Agreement” or the “Loan Agreement” in the Original Loan Agreement and in this Agreement shall be deemed to be references to the Original Loan Agreement as it may be amended, restated, extended, renewed, replaced, or otherwise modified from time to time. Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Loan Agreement.

2. Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by Borrower, Administrative Agent and the Required Lenders, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Required Lenders and the First Amendment Fee (as defined on Exhibit A) has been paid in full in cash. The First Amendment Fee shall be paid solely to, and shared solely by, each of the Required Lenders who has executed this Amendment and delivered its signature to Administrative Agent on or before the date first written above, with the pro-rata shares of the Lenders being readjusted to take into account any Lender not executing this Amendment.

3. Amendments.

3.1. Definition of EBITDA.  The definition of EBITDA in Section 14.1 of the Original Loan Agreement is deleted in its entirety and replaced with the following:

“EBITDA means, with respect to any fiscal period of Borrower, the consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, plus, only to the extent deducted from Net Income in accordance with GAAP (i) without duplication, the sum of (A) Interest Expense in such period, (B) income tax expense accrued for in such period, (C) amortization of goodwill and other intangible assets and depreciation expense taken or accrued for in such period, (D) any extraordinary non-cash loss in such period whether incurred or accrued for, (E) any losses from discontinued operations, (F)  non-cash charges for the impairment or disposal of long lived assets, goodwill, and other intangible assets, and (G) solely for purposes of Section 14.2 and Section 14.3 of this Agreement (and for no other purpose, including, without limitations, the calculations in Section 4.6 and Section 5.1 of this Agreement), the Special Additions, minus (ii) the sum of, without duplication, (A) any extraordinary income/gain in such period whether incurred or accrued for, and (B) any income from discontinued operations.”

3.2. Definition of Funded Indebtedness.  The definition of Funded Indebtedness in Section 14.1 of the Original Loan Agreement is deleted in its entirety and replaced with the following:

“Funded Indebtedness means the result of (i) outstanding principal balance of the Loan Obligations and other Indebtedness for borrowed money (including, without limitation, the Indebtedness permitted by Section 13.2.10), plus (ii) the Letter of Credit Exposure, plus (iii) the initial capitalized cost of assets subject to Capital Leases at the time of calculation, less (iv)  (A) for all fiscal quarter periods ending after July 28, 2006 and on or before January 31, 2007, cash in excess of $500,000, as shown on the balance sheet for the most recent fiscal quarter ended, and (B) for all other periods, if there is no Indebtedness outstanding as permitted by Section 13.2.7 of this Agreement, cash in excess of $500,000, as shown on the balance sheet for the most recent fiscal quarter ended. The foregoing shall exclude the outstanding principal amount of the Indebtedness permitted by Section 13.2.7 of this Agreement.”

3.3. New Definition of Special Additions.  A new definition of Special Additions is added to Section 14.1 of the Original Loan Agreement in alphabetical order as follows:

“Special Additions means (i) for the fiscal quarter period ended on or most recently before October 31, 2005, an amount equal to $102,100, (ii) for the fiscal quarter period ended on or most recently before January 31, 2006, an amount equal to $769,600, (iii) for the fiscal quarter period ended on or most recently before April 30, 2006, an amount equal to $958,600, (iv) for the fiscal quarter period ending on or most recently before July 31, 2006, an amount equal to $751,000, and (v) for the fiscal quarter period ending on or most recently before the October 31, 2006, an amount equal to $422,100.”

4. Patriot Act Notification.  Administrative Agent, each Lender and LaSalle (for itself and not on behalf of any other party) hereby notifies the Borrower and each other Covered Person that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Covered Person, which information includes the name and address of the Borrower and each other Covered Person and other information that will allow Administrative Agent, such Lender or LaSalle, as applicable, to identify the Borrower and each other Covered Person in accordance with the Act.

5. Representations and Warranties of Borrower.  Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrower’s execution, delivery and performance of this Agreement has been duly authorized by all requisite action of Borrower, (ii) no consents are necessary from any third parties for Borrower’s execution, delivery or performance of this Agreement, (iii) this Agreement, the Loan Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B, all of the representations and warranties contained in Section 10 of the Loan Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, (v) after giving effect to this Agreement, there is no Existing Default, (vi) since the Effective Date, except for an amendment to the Borrower’s bylaws setting the date of the Borrower’s annual meeting, there has been no change or modification to the Charter Documents of Borrower or any other Covered Person, (vii) since the date of the Initial Financial Statements, there has been no change in the financial condition or business operations of Borrower or any other Covered Person which could reasonably be expected to result in a Material Adverse Effect, (viii) there are no proceedings of any kind, pending or threatened against Borrower or any other Covered Person, which could reasonably be expected to result in a Material Adverse Effect, and (ix) there are no Security Interests with respect to the Borrower or its assets, except for Permitted Security Interests.

6. Reaffirmation.  Borrower hereby represents, warrants, acknowledges and confirms that (i) the Loan Agreement and the other Loan Documents remain in full force and effect, (ii) Borrower has no defenses to its obligations under the Loan Agreement and the other Loan Documents, and (iii) Borrower has no claim against Administrative Agent or any Lender arising from or in connection with the Loan Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

7. Governing Law.  This Agreement has been deemed to be executed and delivered in Chicago, Illinois, and shall be governed by and construed under the laws of the State of Illinois without giving effect to choice or conflicts of law principles thereunder.

8. Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

9. Counterparts; Facsimile Transmissions.  This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

10. Incorporation By Reference.  Administrative Agent, the Required Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

11. Fees and Expenses.  Borrower shall promptly pay to Administrative Agent all fees, expenses and other amounts owing to Administrative Agent under the Loan Agreement and the other Loan Documents, including, without limitation, all fees, costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation, execution, and delivery of this Agreement.

12. Notice—Oral Commitments Not Enforceable.  Nothing contained in the following notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT COMPANY (BORROWER) AND THE BANK (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS THE COMPANY (BORROWER) AND THE BANK (CREDITOR) REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

Borrower acknowledges that there are no other agreements between Administrative Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and that all prior agreements concerning the same subject matter, including any proposal or commitment letter, are merged into the Loan Documents and thereby extinguished.

13. Statutory Notice-Insurance.  The following notice is given pursuant to Section 10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes (1996); nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL. YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

ANGELICA CORPORATION, a Missouri corporation, as Borrower

By:      /s/ James W. Shaffer
Name: James Shaffer
Title: Vice President & Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By:           /s/ Margaret C. Dierkes
Name: Margaret C. Dierkes
Title: Vice President

NATIONAL CITY BANK OF THE MIDWEST, a Lender

By:                 /s/ S. Farris Tzinberg
Name:   Farris Tzinberg
Title:     Vice President

UMB BANK, NATIONAL ASSOCIATION, a Lender

By:    /s/ Cecil G. Wood
Name:   Cecil G. Wood
Title:     Executive Vice President

WELLS FARGO BANK, N.A., a Lender

By:  /s/ Beth A. Tiffin
Name:   Beth A. Tiffin
Title:     Vice President

REGIONS BANK, a Lender

By:     /s/ Daniel R. Kraus
Name:   Daniel R. Kraus
Title:     Vice President

ACKNOWLEDGED AND AGREED TO AS OF July 28, 2006:

ANGELICA TEXTILE SERVICES, INC., a New York corporation

By:     /s/ James W. Shaffer
Name: James Shaffer
Title: Vice President

ANGELICA TEXTILE SERVICES, INC., a California corporation

By:      /s/ James W. Shaffer
Name: James Shaffer
Title: Vice President

SOUTHERN SERVICE COMPANY, a California corporation

By:      /s/ James W. Shaffer
Name: James Shaffer
Title: Vice President

ANGELICA REALTY CO., a California corporation

By:      /s/ James W. Shaffer
Name: James Shaffer
Title: Vice President

THE SURGIPACK CORPORATION, a Massachusetts corporation

By:      /s/ James W. Shaffer
Name: James Shaffer
Title: Vice President

ROYAL INSTITUTIONAL SERVICES, INC., a Massachusetts corporation

By:      /s/ James W. Shaffer
Name: James Shaffer
Title: Vice President

Exhibit A

Documents and Requirements

1.	First Amendment to Second Amended and Restated Loan Agreement.

2.	First Amendment Fee of $37,500.00.

Exhibit B

Disclosure Schedule (Supplemental)

Section 10.35 of the Disclosure Schedule (Real Properties) is amended by deleting:

Long Beach	Rio Vista
2201 E. Carson Street	1225 Rio Vista Ave.
Long Beach, CA 90807	Los Angeles, CA 90023
(Laundry Plant)	(Laundry Plant)
Sold 12/12/05	Sale Pending

St. Louis	Philadelphia
322 E. Industrial Dr.	58th& Lindbergh Blvd.
Columbia, IL 62236	Philadelphia, PA 19143
(Laundry Plant)	(Laundry Plant)
Sold 12/29/05	Sold 03/03/06

Section 10.37.3 of the Disclosure Schedule (Location of Collateral) is amended by deleting:

Long Beach	Rio Vista
2201 E. Carson Street	1225 Rio Vista Ave.
Long Beach, CA 90807	Los Angeles, CA 90023
(Laundry Plant)	(Laundry Plant)
Sold 12/12/05	Sale Pending

St. Louis
322 E. Industrial Dr.
Columbia, IL 62236
(Laundry Plant)
Sold 12/29/05